CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-293640 on Form S-6 of our report dated April 13, 2026, relating to the financial statement of FT 12865, comprising 40/60 Strategic Allocation Port. 2Q '26 - Term 7/16/27 (40/60 Strategic Allocation Portfolio, 2nd Quarter 2026 Series), one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 13, 2026